UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ACREAGE HOLDINGS, INC.
Name of Registrant as Specified in Its Charter

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No Fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ADDITIONAL MATERIALS TO THE

DEFINITIVE PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR OF
ACREAGE HOLDINGS, INC.

The following information supplements and amends the definitive proxy statement and management information circular on Schedule 14A of Acreage Holdings, Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) on February 14, 2023 (the “Circular”) in connection with the special meeting of holders of the Company’s Class D subordinate voting shares (the “Floating Shareholders”) to be held on March 15, 2023 to approve the Company’s proposed arrangement (the “Floating Share Arrangement”) involving Canopy Growth Corporation and Canopy USA, LLC, to be implemented under a statutory plan of arrangement pursuant to Section 288 of the Business Corporations Act (British Columbia).

The Circular contemplates attaching as Appendix “F” thereto the interim order of the Supreme Court of British Columbia dated January 18, 2023, as varied on February 13, 2023 (the “Interim Order”), in connection with the Floating Share Arrangement. The sole purpose of this supplement is to include a complete copy of the Interim Order, a portion of which was inadvertently omitted from the version of the Circular filed with the SEC. A complete copy of the Interim Order was included in the version of the Circular mailed to the Floating Shareholders, and a complete copy of the Interim Order is attached as Appendix “F” to this supplement.

This supplement, including Appendix “F”, should be read in conjunction with the Circular. Except as described above, this supplement does not amend, supplement or otherwise affect the Circular.

Appendix “F”

SUPREME COURT
OF BRITISH COLUMBIA
VANCOUVER REGISTRY

FEB 13 2023

ENTERED

No. S230277
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288-291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT BETWEEN
ACREAGE HOLDINGS, INC. AND HOLDERS OF CLASS D SUBORDINATE VOTING SHARES
OF ACREAGE HOLDINGS, INC. AND CANOPY USA, LLC
AND CANOPY GROWTH CORPORATION

ACREAGE HOLDINGS, INC.

PETITIONER

ORDER MADE AFTER APPLICATION

(Varied Interim Order)

BEFORE	)	MASTER BILAWICH	)	February 13, 2023

ON THE APPLICATION of the Petitioner, Acreage Holdings, Inc. ("**Acreage**"), coming on for hearing without notice, for an interim order pursuant to section 291 of the *Business Corporations Act*, S.B.C. 2002, c. 57, as amended (the "**BCBCA**") in connection with a proposed arrangement with Canopy Growth Corporation ("**Canopy Growth**") and Canopy USA, LLC ("**Canopy USA**") to be effected on the terms and subject to the conditions set out in a plan of arrangement (the "**Plan of Arrangement**") attached as Appendix "A" to Schedule "B" of the Petition herein, at 800 Smithe Street, Vancouver, BC V6Z 2E1 on February 13, 2023, and ON HEARING Michael Lisanti, counsel for the Petitioner; and UPON READING the Petition made and filed herein, Affidavit #1 of S. Campbell Fitch made January 16, 2023 and filed herein ("**Fitch Affidavit #1**"), Affidavit #1 of Steven Strom made January 16, 2023, and Affidavit #2 of S. Campbell Fitch made February 9, 2023 and filed herein ("**Fitch Affidavit #2**") ; and UPON BEING ADVISED that it is the intention of the parties to rely upon Section 3(a)(10) of the United States *Securities Act of 1933*, as amended (the "**U.S. Securities Act**") as a basis for an exemption from the registration requirements thereof with respect to the issuance and exchange of securities under the proposed Plan of Arrangement based on the Court's approval of the Plan of Arrangement and determination that the Plan of Arrangement is substantively and procedurally fair and reasonable to affected securityholders of Acreage;

THIS COURT ORDERS that:

DEFINITIONS

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1. As used in this order, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the Revised Notice of Special Meeting of Floating Shareholders ("**Notice of Meeting**") and Proxy Statement and Management Information Circular (together, the "**Circular**"), attached as Exhibit "A" to Fitch Affidavit #2.

MEETING OF THE FLOATING SHAREHOLDERS OF ACREAGE HOLDINGS, INC.

2. Pursuant to Sections 186 and 288-291 of the BCBCA, Acreage is authorized and directed to convene a special meeting (the "**Special Meeting**") of the holders of Acreage Class D subordinate voting shares (the "**Floating Shareholders**") to be held on March 15, 2023 at 12:00 P.M. noon (New York time) in a virtual format online at https://web.lumiagm.com/244671399 (password: acreage2023), or such other virtual format or location as Acreage may advise, upon reasonable notice to the Floating Shareholders by press release, news release, newspaper advertisement, or by notice sent to the Floating Shareholders by one of the methods specified in paragraph 9 of this order, as determined to be the most appropriate method of communication by the board of directors of Acreage to, *inter alia*:

    (a) consider and, if deemed advisable, to approve, with or without variation, a special resolution (the "**Arrangement Resolution**") in the form attached as Appendix "B" to the Circular; and

    (b) consider such further or other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

3. The Special Meeting shall be called, held and conducted in accordance with the BCBCA and the articles of Acreage subject to the terms of this order and any further order of this Court, and the rulings and directions of the chair of the Special Meeting, such rulings and directions not to be inconsistent with this order.

4. Notwithstanding the provisions of the BCBCA and the articles of Acreage, and subject to the terms of the Floating Share Arrangement Agreement, Acreage, if it deems advisable, is specifically authorized to adjourn or postpone the Special Meeting on one or more occasions, without the necessity of first convening the Special Meeting or first obtaining any vote of the Floating Shareholders respecting such adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements shall be given by news release, newspaper advertisement, or by notice sent to the Floating Shareholders by one of the methods specified in paragraph 9 of this order, as determined to be the most appropriate method of communication by the board of directors of Acreage.

5. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the Special Meeting.

RECORD DATE

6. The record date for determining the Floating Shareholders entitled to receive the Notice of Meeting, Circular, form of proxy or voting instruction form, letter of transmittal and Notice of Hearing of Application (For Final Order), all as applicable, for use by the Floating Shareholders (collectively, the "**Meeting Materials**"), and to attend and vote at the Special Meeting or at any adjournment or postponement thereof shall be the close of business on February 10, 2023 (the "**Acreage Record Date**").

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7. The Acreage Record Date will not change in respect of any postponement(s) or adjournment(s) of the Special Meeting, unless Acreage determines that it is advisable, and subject to the consent of Canopy Growth acting reasonably.

NOTICE OF SPECIAL MEETING

8. The Circular is hereby declared to represent sufficient and adequate disclosure, including for the purpose of section 290(1)(a) of the BCBCA, and Acreage shall not be required to send to the Floating Shareholders any other or additional statement pursuant to section 290(1)(a) of the BCBCA.

9. The Meeting Materials, in substantially the same form as attached to Fitch Affidavit #2 as Exhibits "A", "B" and "F", with such deletions, amendments, or additions thereto as counsel for Acreage may advise are necessary or desirable, and as are not inconsistent with the terms of this order, shall be sent:

(a) to registered Floating Shareholders (those Floating Shareholders whose names appear in the central securities register of Acreage) ("**Registered Shareholders**") determined as at the Acreage Record Date, at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of mailing, delivery or transmittal and the date of the Special Meeting, by one (1) or more of the following methods:

(i) prepaid ordinary, first class or air mail addressed to the Registered Shareholder at his, her or its address as it appears in the applicable records of Acreage as at the Acreage Record Date;

(ii) by delivery in person or by delivery to the addresses specified in paragraph 9(a)(i) above; or

(iii) by e-mail or facsimile transmission (together "**Electronic Transmission**") to any Registered Shareholder who identifies himself, herself or itself to the satisfaction of Acreage, acting through its representatives, who requests such Electronic Transmission;

(b) to non-registered Floating Shareholders (those whose names do not appear in the securities register of Acreage) ("**Non-Registered Shareholders**"), by providing, in accordance with National Instrument 54-101 - *Communication with Beneficial Owners of Securities of a Reporting Issuer* of the Canadian Securities Administrators, the requisite number of copies of the Meeting Materials to intermediaries and registered nominees to facilitate the distribution of the Meeting Materials to Non-Registered Shareholders; and

(c) to the directors and auditor of Acreage by personal delivery, Electronic Transmission, or by mailing the Meeting Materials by prepaid ordinary mail to such persons at least twenty-one (21) days prior to the date of the Special Meeting, excluding the date of mailing, delivery or transmittal and the date of the Special Meeting;

and substantial compliance with this paragraph shall constitute good and sufficient notice of the Special Meeting.

10. The Meeting Materials need not be sent to Registered Shareholders where mail previously sent to such holders by Acreage or its registrar and transfer agent has been returned to Acreage or its registrar and transfer agent on two or more previous consecutive occasions.

11. The Circular and Notice of Hearing of Application (For Final Order) in substantially the same form as contained in Exhibit "A" and "F" to Fitch Affidavit #2 , with such deletions, amendments or

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additions thereto as counsel for Acreage may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this order (the "**Notice Materials**"), shall be sent by prepaid ordinary mail or Electronic Transmission to the Floating Optionholders, Floating Warrantholders, Floating Share Unit Holders, High Street Holders and USCo2 Holders at least twenty-one (21) days prior to the date of the Special Meeting.

12. Provided that notice of the Special Meeting is given and the Meeting Materials and Notice Materials, as applicable, are provided to the Floating Shareholders, Floating Optionholders, Floating Warrantholders, High Street Holders and USCo2 Holders and other persons entitled thereto in compliance with this order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement is waived.

13. Accidental failure of or omission by Acreage to give notice to any one or more persons entitled thereto, or the non-receipt of such notice by one of more persons entitled thereto, or any failure or omission to give such notice as a result of events beyond the reasonable control of Acreage (including, without limitation, any inability to use postal services) shall not constitute a breach of this order or a defect in the calling of the Special Meeting and shall not invalidate any resolution passed or proceeding taken at the Special Meeting, but if any such failure or omission is brought to the attention of Acreage, then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

DEEMED RECEIPT OF NOTICE

14. The Meeting Materials, including the Notice of Hearing of Application (For Final Order), and any amendments, modifications, updates or supplements thereto and any notice of adjournment or postponement of the Special Meeting, shall be deemed to have been served upon and received:

(a) in the case of mailing, the day, Saturdays, Sundays and holidays excepted, following the date of mailing as specified at section 6 of the BCBCA;

(b) in the case of delivery in person, upon receipt thereof at the intended recipient's address or, in the case of delivery by courier, one (1) business day after receipt by the courier;

(c) in the case of transmission by email or facsimile, upon the transmission thereof;

(d) in the case of advertisement, at the time of publication of the advertisement;

(e) in the case of electronic filing on SEDAR and EDGAR, upon the transmission thereof; and

(f) in the case of Non-Registered Shareholders, three (3) days after delivery thereof to intermediaries and registered nominees.

UPDATING MEETING MATERIALS

15. Notice of any amendments, modifications, updates or supplements to any of the information provided in the Meeting Materials may be communicated, at any time prior to the Special Meeting, to the Floating Shareholders by press release, news release or newspaper advertisement or by notice sent to the Floating Shareholders and other persons entitled thereto, as set out herein, by any of the means set forth in paragraph 9, as determined to be the most appropriate method of communication by the Acreage Board.

CONDUCT OF THE SPECIAL MEETING

16. The chair of the Special Meeting will be an officer or director of Acreage, or such other person as may be appointed by the directors of Acreage for that purpose.

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17. The chair of the Special Meeting is at liberty to call on the assistance of legal counsel to Acreage at any time and from time to time, as the chair of the Special Meeting may deem necessary or appropriate, during the Special Meeting, and such legal counsel is entitled to attend the Special Meeting for that purpose.

18. The Special Meeting shall otherwise be conducted in accordance with the provisions of the BCBCA and the articles of Acreage, subject to the terms of this order.

QUORUM AND VOTING

19. The quorum for the transaction of business by Floating Shareholders at the Special Meeting will be two persons present virtually, each being a Floating Shareholder entitled to vote thereat or a duly appointed proxy for an absent Floating Shareholder so entitled, representing in the aggregate 25% of the votes attached to the issued and outstanding Floating Shares entitled to vote at the Special Meeting.

20. The vote required to pass the Arrangement Resolution shall be:

(a) the affirmative vote of at least 66 2/3% of the votes cast by the Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Special Meeting; and

(b) the affirmative vote of at not less than a simple majority of the votes cast by Floating Shareholders, present virtually or represented by proxy and entitled to vote at the Special Meeting, excluding the votes of Interested Parties pursuant to MI-61-101.

21. For the purposes of the Special Meeting, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed not to be votes cast.

22. In all other respects, the terms, restrictions and conditions of the articles of Acreage will apply in respect of the Special Meeting.

PERMITTED ATTENDEES

23. The only persons entitled to attend the Special Meeting shall be (i) the Registered Shareholders as of the close of business in Vancouver, British Columbia on the Acreage Record Date, or their respective proxyholders, (ii) Acreage's directors, officers, auditor and advisors, (iii) representatives of Canopy Growth and Canopy USA, including its legal advisors, and (iv) any other person admitted on the invitation of the chair of the Special Meeting or with the consent of the chair of the Special Meeting, and the only persons entitled to be represented and to vote at the Special Meeting shall be the Floating Shareholders as at the close of business on the Acreage Record Date, or their respective proxyholders.

SCRUTINEERS

24. A representative of Odyssey Trust Company, Acreage's registrar and transfer agent, or such other person as may be designated by Acreage will be authorized to act as scrutineer for the Special Meeting.

SOLICITATION OF PROXIES

25. Acreage is authorized to use the form of proxy in substantially the same form as contained in Exhibit "B" to Fitch Affidavit #2 and an appropriate voting instruction form, in connection with the Special Meeting, subject to Acreage's ability to insert dates and other relevant information in the form and, subject to the Floating Share Arrangement Agreement, with such amendments, revisions or supplemental information as Acreage may determine are necessary or desirable. Acreage is

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authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

26. The procedure for the use of proxies at the Special Meeting shall be as set out in the Meeting Materials. The chair of the Special Meeting may in his or her discretion, without notice, waive or extend the time limits for the deposit of proxies by Floating Shareholders if he or she deems it advisable to do so, such waiver or extension to be endorsed on the proxy by the initials of the chair of the Special Meeting.

ACREAGE DISSENT RIGHTS

27. Each Registered Shareholder shall have the right to dissent in respect of the Arrangement Resolution in accordance with the provisions of Sections 237-247 of the BCBCA, as modified by the terms of this order and the Plan of Arrangement. A beneficial holder of Acreage Class D Subordinate Voting Shares registered in the name of a broker, custodian, trustee, nominee or other intermediary who wishes to dissent must make arrangements for the Registered Shareholder to dissent on behalf of the beneficial holder of Acreage Class D Subordinate Voting Shares or, alternatively, make arrangements to become a Registered Shareholder.

28. Registered Shareholders shall be the only Floating Shareholders entitled to exercise rights of dissent.

29. In order for a Registered Shareholder to exercise such right of dissent under Sections 237-247 of the BCBCA, as modified by the terms of this order and the Plan of Arrangement (the "**Dissent Right**"):

(a) a Dissenting Shareholder shall deliver a written notice of dissent which must be received by Acreage, addressed to the attention of the Corporate Secretary, by 5:00 p.m. (Vancouver time) on Monday, March 13, 2023 or the date that is two Business Days immediately prior to any date to which the Special Meeting may be postponed or adjourned, to:

Acreage Holdings, Inc.
c/o DLA Piper (Canada) LLP
1 First Canadian Place
100 King St. W., Suite 6000
Toronto, ON
M5X 1E2

Attention: Robert Fonn and Russel W. Drew

(b) delivery of a notice of dissent does not deprive such Dissenting Shareholder of its right to vote at the Special Meeting, however, a vote in favour of the Arrangement Resolution will result in a loss of the Dissent Right;

(c) a vote against the Arrangement Resolution or an abstention shall not constitute the written notice of dissent required under subparagraph (a);

(d) a Dissenting Shareholder may not exercise the Dissent Right in respect of only a portion of such Dissenting Shareholder's Acreage Class D Subordinate Voting Shares, but may dissent only with respect to all of its Acreage Class D Subordinate Voting Shares; and

(e) the exercise of such Dissent Right must otherwise comply with the requirements of Section 237-247 of the BCBCA, as modified by this order and the Plan of Arrangement.

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30. Notice to the Floating Shareholders of their Dissent Right with respect to the Arrangement Resolution, including notice of their right, subject to the provisions of the BCBCA and this order and the Arrangement, to receive the fair value of their Acreage Class D Subordinate Voting Shares from Canopy Growth and notice that such shares will be deemed to be transferred to Canopy USA at the Effective Time, shall be given by including information with respect to the Dissent Right in the Circular to be sent to Floating Shareholders in accordance with this order.

31. Subject to further order of this Court, the rights available to the Floating Shareholders under the BCBCA, this order and the Plan of Arrangement to dissent from the Arrangement shall constitute full and sufficient Dissent Rights for the Floating Shareholders with respect to the Arrangement.

APPLICATION FOR FINAL ORDER APPROVING THE ARRANGEMENT

32. Upon the approval, with or without variation, by the Floating Shareholders of the Arrangement Resolution, in the manner set forth in this order, Acreage may apply to this Court for, *inter alia*, an order:

(a) pursuant to BCBCA Section 291(4)(a) approving the Arrangement; and

(b) pursuant to BCBCA Section 291(4)(c) declaring that the Arrangement is procedurally and substantively fair and reasonable to the parties affected

(collectively, the "**Final Order**")

and that the hearing of the application for Final Order (the "**Application**") will be held Monday, March 20, 2023 at 9:45 a.m. (Vancouver time) at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the Application can be heard or at such other date and time as this Court may direct.

33. The form of Notice of Hearing of Application (For Final Order) attached as Exhibit "F" to Fitch Affidavit #2 is hereby authorized for use for all purposes as a notice of application and application materials required by Rules 8-1(3) and 8-1(7), respectively, or any Notice of Hearing required by Rule 16-1(8).

34. Any Floating Shareholder or other affected party has the right to appear (either in person or by counsel) and make submissions at the Application for the Final Order provided that such person must:

(a) File and deliver a response to application ("**Response**") pursuant to rule 8-1(9) of, and in the form prescribed by, the *Supreme Court Civil Rules*, and a copy of all materials upon which they intend to rely, to the petitioner Acreage's solicitors and Canopy Growth's solicitors, respectively, at:

DLA PIPER (CANADA) LLP
Barristers & Solicitors
2800 Park Place - 666 Burrard Street
Vancouver, BC V6C 2Z7
Attention: J. Brent MacLean

Fax number for delivery: (604) 687-1612

Email address: brent.maclean@ca.dlapiper.com

CASSELS, BROCK & BLACKWELL LLP
2200 - 885 W Georgia Street

No. S230277
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTIONS 288-291 OF THE
BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT
BETWEEN
ACREAGE HOLDINGS, INC. AND HOLDERS OF CLASS D
SUBORDINATE VOTING SHARES
OF ACREAGE HOLDINGS, INC. AND CANOPY USA, LLC
AND CANOPY GROWTH CORPORATION

ACREAGE HOLDINGS, INC.

PETITIONER

ORDER MADE AFTER APPLICATION

(Varied Interim Order)

DLA Piper (Canada) LLP
Barristers & Solicitors
2800 Park Place
666 Burrard Street
Vancouver, BC V6C 2Z7

Tel. No. 604.687.9444
Fax No. 604.687.1612

Client Matter No.: 101053-00043 BZM/jid

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AND NOTICE IS FURTHER GIVEN that by Varied Interim Order of the Court, pronounced February 13, 2023, the Court has given directions as to the calling of a meeting (the "**Special Meeting**") of the holders of Class D subordinate voting shares of Acreage, for the purpose of, *inter alia*, considering, voting upon and approving the Plan of Arrangement;

AND NOTICE IS FURTHER GIVEN that the Court has been advised that, if granted, the Final Order approving the Plan of Arrangement and the declaration that the Plan of Arrangement is substantively and procedurally fair and reasonable to those who will receive securities of Canopy Growth Corporation in exchange for their securities of Acreage in connection with the Plan of Arrangement, will serve as a basis of a claim for the exemption from the registration requirements of the United States *Securities Act of 1933*, as amended, set forth in Section 3(a)(10) thereof with respect to the issuance and exchange of such securities under the proposed Plan of Arrangement.

IF YOU WISH TO BE HEARD, any person affected by the Final Order sought may appear (either in person or by counsel) and make submissions at the hearing of the Final Application if such person has filed with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a Response to Application ("**Response**") pursuant to Rule 16-1(4) of, and in the form prescribed by, the *Supreme Court Civil Rules* and delivered a copy of the filed Response, together with all material on which such person intends to rely at the hearing of the Final Application, including an outline of such person's proposed submissions, to Acreage at its address for delivery set out below by or before 4:00 p.m. (Vancouver time) on Friday, March 17, 2023.

Acreage's address for delivery is:

DLA Piper (Canada) LLP
Barristers & Solicitors
Suite 2800 - Park Place
666 Burrard Street,
Vancouver, B.C. V6C 2Z7

Attention: J. Brent MacLean

Fax number: (604) 687-1612

Email address: brent.maclean@ca.dlapiper.com

With a copy to:

CASSELS, BROCK & BLACKWELL LLP
2200 - 885 W Georgia Street
Vancouver, BC V6C 3E8
Attention: Jessica Lewis

Email address: jlewis@cassels.com

Lawyers for Canopy Growth Corporation

IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering the form of "Response" as aforesaid. You may obtain a form of Response at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.